Exhibit 23.2 CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS As independent public accountants, we hereby consent to the use of our report dated March 29, 2000 and to all references to our Firm included in or made a part of this registration statement. /s/ Arthur Andersen LLP Stamford, Connecticut May 4, 2001